Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223690
Registration No. 333-252894

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 23, 2018)

             Shares of Common Stock

The ExOne Company

We are offering 1,666,667 shares of our common stock, $0.01 par value per share to investors pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed for trading on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “XONE.” On February 8, 2021, the last reported sale price of our common stock on Nasdaq was $54.54 per share.

Investing in our securities involves significant risks. Before buying shares of our common stock, you should carefully consider the risks described under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement, in the documents incorporated by reference into this prospectus supplement, and under the caption “Risk Factors” on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total (2)
Offering Price	$54.000	$90,000,018.00
Underwriting Discounts and Commissions (1)	$2.835	$4,725,000.95
Proceeds Before Expenses	$51.165	$85,275,017.05

(1)

We have agreed to reimburse the underwriters for certain expenses. See the section entitled “Underwriting” beginning on page S-17 of this prospectus supplement for additional information regarding total underwriter compensation.

(2)

We have granted the underwriters a 30-day option to purchase up to an additional 205,907 shares of our common stock at the public offering price, less underwriting discounts and commissions. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $5,308,747.29, and the total proceeds to us, before expenses, will be $95,810,248.71.

We anticipate that delivery of the shares will be made on or about February 12, 2021.

Joint Book-Running Managers

Canaccord Genuity	Stifel

Co-Managers

B. Riley Securities	A.G.P.

The date of this prospectus supplement is February 10, 2021.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our securities. Before buying any of our common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process and was declared effective on April 23, 2018 and February 9, 2021. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $141,850,000, of which this offering is a part.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus that we have prepared is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus supplement concerning our industry and the markets in which we operate, including market opportunity, market position and competitive landscape, is based on information from our management’s estimates. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe this information has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in any third-party sources.

We have registrations in the United States for the following trademarks: EXONE, EXONE (stylized), X1 EXONE DIGITAL PART MATERIALIZATION (plus design), EXCAST, EXMAL, EXTEC, INNOVENT, INNOVENT+, M-FLEX, M-PRINT, S-MAX, S MAX, S-PRINT, X1 25PRO, X1, and X1-LAB. We also have pending applications in the United States for the following trademarks: X1 EXONE COLLABORATE. INNOVATE. ACCELERATE. (plus design), X1 160PRO, COLLABORATE. INNOVATE. ACCELERATE., X1 EXONE (plus design), FUSE, CLEANFUSE, NANOFUSE, #MAKEMETALGREEN, and MAKE METAL GREEN. We also have registrations for the trademark EXONE in China, Canada, Europe (Community Trade

Mark), Japan, and South Korea and an application pending for that trademark in Canada. We also have registrations for the EXONE (stylized) trademark in Europe (Community Trade Mark), and South Korea and an application pending for that mark in Japan. We have registrations for X1 EXONE DIGITAL PART MATERIALIZATION (plus design) in Brazil, Canada, China, Europe (Community Trade Mark), Japan, and South Korea. We have registrations for X1 EXONE COLLABORATE. INNOVATE. ACCELERATE. (plus design) in Europe (Community Trade Mark) and Japan with applications pending in Canada, China, and South Korea. We have an application pending in Canada, South Korea, and Japan for the trademark INNOVENT+. We have a registration for the trademark X1 in Europe (Community Trade Mark). We have registrations for a stylized form of X1 in Europe (Community Trade Mark). We have registrations for DIGITAL PART MATERIALIZATION in Japan and South Korea. We have registrations for the trademarks EXERIAL, INNOVENT, INNOVENT+, M-FLEX, S-MAX, and S-PRINT in Europe (Community Trade Mark). We also have registration for the trademark S-PRINT in Canada, China, and Japan. This prospectus may contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Solely for convenience, marks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these marks and trade names. Third-party marks and trade names used herein are for nominative informational purposes only and their use herein in no way constitutes or is intended to be commercial use of such names and marks. The use of such third-party names and marks in no way constitutes or should be construed to be an approval, endorsement or sponsorship of us, or our products or services, by the owners of such third-party names and marks.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms “Company,” “ExOne,” “we,” “us,” and “our” refer to The ExOne Company, a Delaware corporation, and its subsidiaries on a consolidated basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain “forward-looking statements” within the meaning of Private Securities Litigation Reform Act with respect to our future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may.” We caution that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to and do not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in our annual, quarterly and current reports and those identified elsewhere in this prospectus supplement, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance:

•	the severity and duration of world health events, including the outbreak of the novel strain of coronavirus COVID-19 and the related economic repercussions and operational challenges;

•	our ability to consistently generate operating profits;

•	fluctuations in our revenues and operating results; our competitive environment and our competitive position;

•	our ability to enhance our current three-dimensional (“3D”) printing machines and technology and develop and introduce new 3D printing machines;

•	our ability to qualify more industrial materials in which we can print;

•	demand for our products;

•	the availability of skilled personnel;

•	the impact of loss of key management;

•	the impact of market conditions and other factors on the carrying value of long-lived assets;

•	the impact of customer specific terms in machine sale agreements in determining the period in which we recognize revenue;

•	risks related to global operations including effects of COVID-19;

•	foreign currency;

•	the adequacy of sources of liquidity;

•	the amount and sufficiency of funds for required capital expenditures, working capital, and debt service;

•	dependency on certain critical suppliers;

•	nature or impact of alliances and strategic investments;

•	reliance on critical information technology systems;

•	the effect of litigation, contingencies and warranty claims;

•	liabilities under laws and regulations protecting the environment;

•	the impact of governmental laws and regulations;

•	operating hazards, war, terrorism and cancellation or unavailability of insurance coverage;

•	the impact of disruption of our manufacturing facilities or ExOne Adoption Centers (“EACs”);

•	the adequacy of our protection of our intellectual property;

•

expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; and

•	other factors beyond our control, including the impact of COVID-19.

These and other important factors, including those discussed under “Risk Factors” in this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement, may cause our actual results of operations to differ materially from any future results of operations expressed or implied by the forward-looking statements contained in this prospectus supplement. Before making a decision to purchase our common stock, you should carefully consider all of the factors identified in this prospectus supplement that could cause actual results to differ from these forward-looking statements.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the information under the heading “Risk Factors” in this prospectus supplement beginning on page S-8, and the risk factors and the financial statements and related notes incorporated by reference herein. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Company Overview

We are a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. Our business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for our customers using our installed base of 3D printing machines. Our machines serve direct (metal) and indirect (sand) applications. Direct printing produces a component; indirect printing makes a tool to produce a component. We offer pre-production collaboration and print products for customers through our network of EACs. We also supply the associated materials, including consumables and replacement parts, and other services, including training and technical support, that are necessary for purchasers of our 3D printing machines to print products. We believe that our ability to print in a variety of industrial materials, as well as our industry-leading volumetric output (as measured by build box size and printing speed), uniquely position us to serve the needs of industrial customers.

Recent Developments

On February 8, 2021, the Company announced that it expects fourth quarter 2020 revenue of $17.0 to $17.5 million, reflecting year-over-year growth of 10% to 12% for the full year 2020. Fourth quarter gross margin is expected in the range of 21% to 22%, as the operating landscape continues to present various challenges to ExOne’s business model, primarily due to COVID-19. For the full year, total liquidity nearly tripled year-over-year to $60 million at 2020. Actual results may differ due to the completion of our financial closing procedures and other developments that may arise between the date of this prospectus supplement and the time that financial results for the quarter ended December 31, 2020 are finalized.

On February 8, 2021 the Company also announced the launch of the ExOne Metal Designlab™ printer and X1F advanced furnace in an exclusive partnership with Rapidia, a Vancouver, Canada-based technology company founded by Dan Gelbart.

At-the-Market Sales of Our Common Stock

In June 2020, we entered into an equity distribution agreement with Oppenheimer & Co. Inc. for the sale of up to an aggregate of $25,000,000 of our common stock in sales deemed to be made in “at-the-market” offerings, as defined in Rule 415 promulgated under the Securities Act (the “June Agreement”). We completed the use of the full capacity of shares authorized to be sold under the June Agreement on September 2, 2020. We sold 2,204,875 shares of common stock under the June Agreement at an average selling price of $11.34 per share, resulting in net proceeds to the Company of approximately $24 million (after deducting commissions to the agent and other offering expenses).

In September 2020, we entered into an equity distribution agreement with Canaccord Genuity LLC for the sale of up to an aggregate of $25,000,000 of our common stock in sales deemed to be made in “at-the-market” offerings, as defined in Rule 415 promulgated under the Securities Act (the “September Agreement”). Since entering into the September Agreement, we have sold 1,240,510 shares of common stock under the September

Agreement at an average selling price of $12.68 per share, resulting in net proceeds to the Company of approximately $15 million (after deducting commissions to the agent and other offering expenses). We terminated the September Agreement on February 9, 2021. At the time of the termination of the September Agreement, the remaining aggregate maximum aggregate offering capacity was $9,269,000.

Corporate Information

Our principal executive offices are located at 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642, and our telephone number is (724) 863-9663. Our corporate website address is http://www.exone.com. The information contained on, or accessible from, our corporate website is not part of this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website to be a part of this prospectus supplement or the accompanying prospectus or in deciding whether to purchase our common stock.

THE OFFERING

Issuer	The ExOne Company

Securities Being Offered	1,666,667 shares of common stock, $0.01 par value per share.

Common stock outstanding immediately after this offering	20,854,157 shares (or 21,060,064 shares if the underwriters’ option to purchase additional shares from us is exercised in full).

Offering price per share	$54.00.

Use of Proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including strategic investments. See “Use of Proceeds” on page S-17 of this prospectus supplement.

Option to Purchase Additional Shares	We have granted the underwriters a 30-day option to purchase up to an additional 205,907 shares of our common stock at the public offering price, less underwriting discounts and commissions.

Risk Factors	Investing in our common stock involves significant risks. Please read the information under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Listing	Our common stock is listed on Nasdaq under the symbol “XONE.”

Lock-Up agreements	Each of our directors and executive officers have agreed with the underwriters that, without the prior written consent of the underwriters subject to certain exceptions, they will not, for a period of 60 days following the date of this prospectus supplement, offer or contract to sell any of our common stock. See “Underwriting” on page S-17 of this prospectus supplement.

Dividend Policy	To date, we have never declared a cash dividend on our common stock and our board of directors has no plans to do so in the future.

The number of shares of common stock to be outstanding after this offering is based on 19,187,490 shares of common stock outstanding as of September 30, 2020 and excludes the following:

•	Options to certain employees to purchase 654,617 shares of common stock issuable upon exercise of outstanding options as of September 30, 2020, at a weighted average exercise price of $9.81 per share.

•

1,001,906 shares of our common stock issued subsequent to September 30, 2020 under the September Agreement at an average selling price of $12.05 per share, representing approximately 5.2% of our outstanding stock at September 30, 2020.

•	495,804 shares of our common stock available for future issuance as of September 30, 2020 under the 2013 Equity Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to 205,907 additional shares of our common stock.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and the accompanying prospectus, as well as those incorporated by reference herein, including those under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as modified and supplemented by “Risk Factors” in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020. You should also carefully consider all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes thereto, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) before acquiring any of such securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any such risks. The occurrence of any of these risks might cause you to lose all or part of your investment in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

Risks Related to Our Common Stock and This Offering

We have broad discretion as to the use of the net proceeds from this securities offering and may not use them effectively.

We cannot specify with certainty how we will use the net proceeds from this securities offering. Our management has broad discretion in the application of the net proceeds, and we may use these proceeds in ways with which you may disagree or for purposes other than those contemplated at the time of the offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this securities offering in a manner that does not produce income or that loses value.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets or utilization of our universal shelf registration statement could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock, or the market perception that we are permitted to sell a significant number of our securities, would have on the market price of our common stock.

The market price of our common stock may fluctuate significantly.

The market price of our common stock has been and is expected to continue to be highly volatile and may be significantly affected by numerous factors, including the risk factors described in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement as well as other factors which are beyond our control and may not be directly related to our operating performance. These factors include:

•	Significant volatility in the market price and trading volume of securities of companies in our sector, which is not necessarily related to the operating performance of these companies;

•	Low average daily trading volumes commonly associated with a microcap entity;

•	A high level of short interest in our common stock relative to our outstanding public float;

•	The mix of products that we sell, and related services that we provide, during any period;

•	Delays between our expenditures to develop and market new products and the generation of sales from those products;

•	Changes in the amount that we spend to develop, acquire or license new products, technologies or businesses;

•	Changes in our expenditures to promote our products and services;

•	Changes in the cost of satisfying our warranty obligations and servicing our installed base of systems;

•	Success or failure of research and development projects of us or our competitors;

•	Announcements of technological innovations, new solutions or enhancements or strategic partnerships or acquisitions by us or one of our competitors;

•	The public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	The general tendency towards volatility in the market prices of shares of companies that rely on technology and innovation;

•	Changes in regulatory policies or tax guidelines;

•	Changes or perceived changes in earnings or variations in operating results;

•	Any shortfall in revenue or earnings from levels expected by investors or securities analysts;

•	Threatened or actual litigation;

•	Changes in our senior management; and

•	General economic trends and other external factors.

One of our principal stockholders is able to exert substantial influence in determining the outcome of matters, which require the approval of our stockholders.

Our Chairman, S. Kent Rockwell, beneficially owns approximately 21.64% of our outstanding shares of common stock. As a holder of 21.64% of our shares of common stock, Mr. Rockwell may have effective control over the election of our board of directors and the direction of our affairs. As a result, he could exert considerable influence over the outcome of any corporate matter submitted to our stockholders for approval, including the election of directors and any transaction that might cause a change in control, such as a merger or acquisition. Any stockholders in favor of a matter that is opposed by Mr. Rockwell would have to obtain a significant number of votes to overrule the votes controlled by Mr. Rockwell.

If equity research analysts do not publish research or reports about our business, or if they issue unfavorable commentary or downgrade our shares, the price of our shares could decline.

The trading market for our shares will rely in part on the research and reports that equity research analysts publish about us and our business. We do not have control over these analysts, and we do not have commitments from them to write research reports about us. The price of our shares could decline if one or more equity research analysts downgrades our shares, issues other unfavorable or inaccurate commentary or ceases publishing reports about us or our business.

The sale of shares by insiders, or even the perception that they may do so, could cause our stock price to decline.

The price of our shares could decline if there are substantial sales of our common stock, particularly by our directors, their affiliates or our executive officers or when there is a large number of shares of our common stock available for sale. The perception in the public market that our stockholders might sell our shares also could depress the market price of our shares. From time to time, we may conduct offerings of our securities, and our executive officers, directors and selling stockholders would be subject to lock-up agreements that restrict their ability to transfer their shares following any such offering. The market price of our shares may drop significantly when the restrictions on resale by our existing stockholders lapse and these stockholders are able to sell their shares into the market. If this occurs, it could impair our ability to raise additional capital through the sale of securities, should we desire to do so.

We incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives.

As a public company with shares listed on the Nasdaq, we incur significant accounting, legal and other expenses that we would not incur as a private company. Although we now qualify as a smaller reporting company, or SRC, pursuant to Rule 12b-2 of the Exchange Act, we still incur significant costs associated with our compliance with the public company reporting requirements of the Exchange Act, requirements imposed by the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Protection Act, and other rules adopted, and to be adopted, by the SEC and the Nasdaq. Compliance with these rules and regulations result in increased legal and financial compliance costs and make certain activities more time-consuming and costly. They also make it more difficult for us to obtain director and officer liability insurance, and we incur substantial costs to maintain sufficient coverage.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure create uncertainty for public companies generally, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We have invested resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected. We cannot predict or estimate the amount or timing of additional costs we may incur in the future to respond to these constantly evolving requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

We have never paid cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Therefore, if our share price does not appreciate, our investors may not gain and could potentially lose on their investment in our shares.

We have never declared or paid cash dividends on our common stock, nor do we anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and service and repay indebtedness, if any. As a result, capital appreciation, if any, of our shares will be investors’ sole source of gain for the foreseeable future.

The right of stockholders to receive liquidation and dividend payments on our common stock is junior to the rights of holders of indebtedness and to any other senior securities we may issue in the future.

Shares of our common stock are equity interests and do not constitute indebtedness. This means that shares of our common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock, if any. While we currently have no preferred stock outstanding, our board of directors is authorized to issue classes or series of preferred stock in the future without any action on the part of our common stockholders.

If we fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately report our financial condition, results of operations or cash flows, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. We are required under Section 404(a) of the Sarbanes-Oxley Act to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting.

In connection with the preparation of our consolidated financial statements for the year ended December 31, 2019, we concluded that there were material weaknesses in the design and operating effectiveness of our internal control over financial reporting as defined in SEC Regulation S-X. A material weakness is a control deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

A description of the identified material weaknesses in internal control over financial reporting is as follows:

•	We did not maintain adequate control over user access rights for a significant information technology system.

•	We did not maintain adequate control over application changes for a significant information technology system.

•	We did not maintain adequate control over pricing and discounts associated with sales of certain of our products.

During the three months ended September 30, 2020, as a result of the identification in earlier periods of the material weaknesses described above, management continued the execution of its remediation plans in an effort to ensure that our disclosure controls and procedures are effective. Our remediation plans include a comprehensive evaluation of the people, processes and systems responsible for each of the underlying control activities. We expect to complete this evaluation in 2020 and put measures in place in an effort to remediate the identified material weaknesses. Additionally, during the three months ended September 30, 2020, we increased the size and capabilities of our finance and accounting functions by establishing a new Corporate Controller role with responsibility for financial reporting, corporate accounting and oversight of our consolidated financial close process. In September 2020, we hired a financial professional with significant public accounting and financial reporting experience to fill this newly established Corporate Controller role. We expect that the hiring of this Corporate Controller will facilitate the effective execution of our remediation plans and improve our internal controls over financial reporting. However, we cannot be certain that the measures we may take will ensure that we establish and maintain adequate controls over our financial processes and reporting in the future or that material weaknesses identified will be remediated.

We documented and evaluated our internal control over financial reporting in order to report on the effectiveness of our internal controls as of December 31, 2019 in our Annual Report on Form 10-K for the year ended December 31, 2019 and management determined that our internal control over financial reporting was ineffective as of December 31, 2019. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline, investor groups like Institutional Shareholder Services could initiate a withhold vote campaign with respect to the re-election of the members of our audit committee, and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Provisions in our charter documents or Delaware law may inhibit a takeover or make it more difficult to effect a change in control, which could adversely affect the value of our common stock.

Our Certificate of Incorporation and Bylaws contain, and Delaware corporate law contains, provisions that could delay or prevent a change of control or changes in our management. These provisions will apply even if some of our stockholders consider the offer to be beneficial or favorable. If a change of control or change in management is delayed or prevented, the market price of our common stock could decline.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering

The public offering price per share in this offering exceeds the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering. Accordingly, if you purchase our common stock in this offering, you will experience immediate and substantial dilution of $46.92 per share, representing the difference between the offering price of $54.00 per share and our pro forma as adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering. The exercise of outstanding stock options will result in further dilution of your investment. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

Investors in this offering may experience future dilution as a result of future offerings to raise additional capital.

Except with respect to the lockup agreements discussed in “Underwriting” below, we are not restricted from issuing additional common stock, preferred stock, or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock.

We may need or desire to raise substantial additional capital in the future. Our future capital requirements will depend on many factors, including, among others:

•	Research and development investments;

•	Our degree of success in capturing a larger portion of the industrial products production market;

•	The costs of establishing or acquiring sales, marketing, and distribution capabilities for our products;

•	The costs of preparing, filing, and prosecuting patent applications, maintaining and enforcing our issued patents, and defending intellectual property-related claims;

•	The extent to which we acquire or invest in businesses, products or technologies and other strategic relationships; and

•	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

In future offerings, we may sell common stock at a price per share that is less than the price per share paid by investors in this offering. New investors may have rights, preferences, or privileges that are senior to those possessed by our common stockholders. The issuance of additional shares of common stock or securities convertible into our common stock will dilute the ownership interest of our existing common stockholders. Additionally, future sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

We face risks related to the COVID-19 global pandemic, which could significantly disrupt our commercial activities and operations.

The outbreak of a novel strain of coronavirus and subsequent global pandemic (“COVID-19”) has resulted in global government-enforced travel and business closures throughout the world. Our sales, installation and service of 3D printing machines have been disrupted, and the future spread of the disease may cause our commercial efforts to be disrupted again. We may incur expenses or delays resulting from such events outside of our control, which could have a material adverse effect on our financial position, results of operations or cash flows.

We manufacture our 3D printing machines at our facilities in Gersthofen, Germany and North Huntingdon, Pennsylvania. In addition, we have a network of EACs in the United States, Germany and Japan. If the operations of one or more of these facilities are materially disrupted (including as a result of COVID-19), we may be unable to fulfill certain customer orders for the period of the disruption, we may not be able to recognize revenue on certain orders and we might need to modify our standard sales terms to secure commitments of customers during the period of the disruption and perhaps longer. Depending on the cause of the disruption, we could incur significant costs to remedy the disruption. Such a disruption could have an adverse effect on our financial position, results of operations or cash flows.

In addition to the commercial risks, the long-term effects of COVID-19 may also include risks associated with employee health and safety and supply chain disruption, each of which may have a material adverse effect on our financial position, results of operations or cash flows.

We may not be able to consummate and/or effectively integrate any strategic transactions that we may engage in from time to time.

We may from time to time engage in strategic transactions with third parties if we determine that they will likely provide future financial and operational benefits. Successful completion of any strategic transaction depends on a number of factors that are not entirely within our control, including our ability to negotiate acceptable terms, conclude satisfactory agreements and obtain all necessary regulatory approvals. In addition, our ability to effectively integrate an investment into our existing business and culture may not be successful, which could jeopardize future operational performance for the combined businesses.

We may be required to pay cash, incur debt and/or issue equity securities to pay for any such transaction, each of which could adversely affect our financial condition and the value of our common stock. Our use of cash to pay for transactions would limit other potential uses of our cash, including investments in our sales and marketing and product development organizations, and in infrastructure. The issuance or sale of equity or convertible debt securities to finance any such transactions would result in dilution to our stockholders. If we incur debt, it could result in increased fixed obligations and could also impose covenants or other restrictions that could impede our ability to manage our operations.

Risks Related to Our Business and Industry

We face significant competition to our binder jet printing technology from other companies in the additive manufacturing space, which could cause our revenues and gross profit to decline. Competition for binder jet printed parts or equipment could also cause us to reduce sales prices or to incur additional marketing or production costs, which could result in decreased revenue, increased costs and reduced margins.

We compete for customers with a wide variety of producers of equipment for models, prototypes, other 3D objects and end-use parts as well as producers of print materials and services for this equipment. Some of our existing and potential competitors are researching, designing, developing and marketing other types of competitive equipment, print materials and services, especially with respect to binder jet technology. Many of these competitors have financial, marketing, manufacturing, distribution and other resources that are substantially greater than ours.

We also expect that future competition may arise from the development of allied or related techniques for equipment and print materials that are not encompassed by our patents, from the issuance of patents to other companies that may inhibit our ability to develop certain products, from our entry into new geographic markets and industries and from improvements to existing print materials and equipment technologies. In addition, a number of companies that have substantial resources have announced that they intend to begin producing 3D printing machines, which will further enhance the competition we face.

We intend to continue to follow a strategy of product development to enhance our position to the extent practicable. We cannot assure you that we will be able to maintain our current position in the field or continue to compete successfully against current and future sources of competition. If we do not keep pace with technological change and introduce new products, our revenues and demand for our products may decrease.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of September 30, 2020, was approximately $67.2 million, or $3.50 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of the 1,666,667 shares of common stock in this offering at the offering price of $54.00 per share, and after deducting estimated offering expenses payable by us and underwriting discounts and commissions, our net tangible book value as of September 30, 2020, would have been $147.7 million, or $7.08 per share of our common stock. This amount represents an immediate increase in net tangible book value to existing stockholders of $3.58 per share and an immediate dilution in net tangible book value of $46.92 per share to purchasers of our shares of common stock in this offering, as illustrated in the following table:

Public offering price per share		$54.00
Net tangible book value per share as of September 30, 2020	$3.50
Increase in net tangible book value per share after giving effect to this offering	$3.58

Pro forma net tangible book value per share as of September 30, 2020		$7.08

Dilution in net tangible book value per share to new investors		$46.92

The information above assumes that the underwriters do not exercise their option to purchase additional shares of our common stock. If the underwriters exercise their option in full to purchase additional shares of our common stock in this offering at the public offering price of $54.00 per share, the net tangible book value per share after this offering would be $7.49 per share, the immediate increase in the net tangible book value per share to existing stockholders would be $3.99 per share and the immediate dilution to investors participating in this offering would be $46.51 per share.

The discussion and table above are based on 19,187,490 shares of our common stock outstanding (prior to giving effect to the offering) as of September 30, 2020 and excludes as of that date:

•

495,804 shares of our common stock available for future issuance under the 2013 Equity Incentive Plan (the “Plan”). The Plan provides for automatic increases in the reserve available annually on January 1 from 2014 through 2023 equal to the lesser of (i) 3.0% of the total outstanding shares of our common stock as of December 31 of the immediately preceding year or (ii) a number of shares of common stock determined by our board of directors, provided that the maximum number of shares authorized under the Plan could not exceed 1,992,241 shares, subject to certain adjustments. The maximum number of shares authorized under the Plan was reached on January 1, 2017.

•	Options to certain employees to purchase 654,617 shares of common stock issuable upon exercise of outstanding options as of September 30, 2020, at a weighted average exercise price of $9.81 per share.

•

1,001,906 shares of our common stock issued subsequent to September 30, 2020 under the September Agreement at an average selling price of $12.05 per share, representing approximately 5.2% of our outstanding stock at September 30, 2020.

To the extent that options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity, the issuance of these securities may result in further dilution to our stockholders.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $84,900,017.06, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us (or approximately $95,435,248.71 if the underwriters exercise their option to purchase additional shares in full).

We currently intend to use the net proceeds from this offering, after deducting the underwriters’ commission and our offering expenses, for working capital and general corporate purposes, including strategic investments.

Our management will have broad discretion in the application of the net proceeds of this offering. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock,” starting on page 8 of the accompanying prospectus. As of February 8, 2021, we had 20,198,048 shares of common stock outstanding.

UNDERWRITING

Under the terms and subject to the conditions set forth in an underwriting agreement by and among us and Canaccord Genuity LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein, we have agreed to sell to the underwriters and the underwriters have severally agreed to purchase from us, the number of shares indicated in the following table:

Underwriter	Number of Shares
Canaccord Genuity LLC	714,284
Stifel, Nicolaus & Company, Incorporated	714,284
B. Riley Securities, Inc.	158,733
A.G.P./Alliance Global Partners	79,366

Total	1,666,667

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriting agreement provides that the underwriters will purchase all of the shares if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares

We have granted the underwriters an option, exercisable no later than 30 calendar days after the date of the underwriting agreement, to purchase up to an aggregate of 205,907 additional shares of our common stock at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement and as indicated below. We will be obligated to sell these shares of our common stock to the underwriters to the extent the option is exercised.

Commission and Expenses

The underwriters have advised us that they propose to offer our common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $1.7010 per share. After the offering, the public offering price and the concession to dealers may be reduced by the underwriters. No such reduction will change the amount of proceeds to be received by us in the offering as set forth on the cover page of this prospectus supplement.

The following table shows the per share and total underwriting discounts and commissions that we will pay to the underwriters and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Per Share	Total Without Option Exercise	Total With Option Exercise
Public offering price	$54.00	$90,000,018.00	$101,118,996.00
Underwriting discounts and commissions	$2.835	$4,725,000.95	$5,308,747.29
Proceeds to us, before expenses	$51.165	$85,275,017.05	$95,810,248.71

We estimate the total offering expenses of this offering that will be payable by us, excluding the underwriting discounts and commissions, will be approximately $375,000, which includes legal costs and various other fees. In addition to the underwriting discounts and commissions to be paid by us, we have agreed to reimburse the underwriters for certain of their out-of-pocket expenses incurred in connection with the offering in an amount not to exceed $100,000 in the aggregate.

No Sales of Similar Securities

We and our officers and directors have agreed, subject to limited exceptions, for a period of 60 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representatives.

Listing

Our common stock is traded on The Nasdaq Capital Market under the symbol “XONE”.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include over-allotment and stabilizing transactions, passive market making and purchases to cover syndicate short positions created in connection with the offering. Until distribution of the shares of our common stock is completed, SEC rules may limit the underwriters from bidding for and purchasing shares of our common stock. However, the underwriters may engage in transactions that stabilize the price of the shares of our common stock, such as bids or purchases to peg, fix or maintain that price. A “stabilizing transaction” is a bid for or the purchase of common stock on behalf of an underwriter in the open market for the purpose of fixing or maintaining the price of the shares of common stock. Stabilizing transactions may cause the price of shares of our common stock to be higher than the price that might otherwise prevail in the open market.

If an underwriter creates a short position in our common stock in connection with the offering (i.e., if it sells more shares of our common stock than are listed on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing shares of our common stock in the open market. A “covering transaction” is the bid for or purchase of common stock on behalf of an underwriter to reduce a short position incurred by the underwriter in connection with the offering. The underwriters may also elect to reduce any short position by exercising all or part of the option described above. A short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase shares in this offering. Similar to other purchase transactions, an underwriter’s purchases to cover the short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise prevail in the open market.

An underwriter also may impose a penalty bid, whereby the underwriter may reclaim selling concessions allowed to syndicate members or other broker-dealers in respect of the common stock sold in the offering for their account if the underwriter repurchases the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the shares of our common stock in that it discourages resales of those shares of our common stock.

In connection with this offering, the underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters of the offering, or by their affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on such websites and any information contained in any other website maintained by the underwriters or any of their affiliates is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriters in their capacities as underwriters and should not be relied upon by investors.

Affiliations

In the ordinary course of business, the underwriters and their affiliates have, and in the future may, provide various investment banking, financial advisory and other services to us for which they have received, and may receive, customary compensation. In the course of their business, the underwriters and their affiliates may actively trade our securities for their own account or for the accounts of customers, and, accordingly the underwriters and their affiliates may at any time hold long or short positions in such securities.

Disclaimers About Non-U.S. Jurisdictions

United Kingdom

The underwriters:

•

have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of Financial Services and Markets Act 2000 (as amended) (“FSMA”)) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

•	have complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland

The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area

In relation to each Member State of the European Economic Area (the “EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer of our shares may not be made to the public in a Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer, or;

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this description, the expression an “offer of our shares to the public” in relation to any of our shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means European Union Directive 2003/71/EC (as amended by Directive 2010/73/EU and includes any relevant implementing measure in each Relevant Member State.

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of our shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement or the prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon by McGuireWoods LLP of Pittsburgh, Pennsylvania. Certain legal matters in connection with this offering will be passed upon for the Sales Agent by Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo P.C. of New York, New York.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus supplement by reference to ExOne’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of ExOne’s internal control over financial reporting as of December 31, 2019, have been audited by Schneider Downs & Co., Inc., an independent registered public accounting firm, as set forth in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may access the documents that we file with the SEC at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.exone.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020;

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May  7, 2020, our Quarterly Report on Form 10-Q for the quarter ended June  30, 2020, filed with the SEC on August  6, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 5, 2020;

•

our Current Reports on Form 8-K filed with the SEC on February 19, 2020, April 3, 2020, April  9, 2020, April 23, 2020, May  15, 2020, June  11, 2020, August  11, 2020, September  11, 2020, February  5, 2021 and February 9, 2021;

•	Our definitive proxy statement relating to our Fiscal 2019 Annual Meeting of Stockholders, filed with the SEC on April 3, 2020; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on February 4, 2013 and any amendment or report filed with the SEC for the purpose of updating the description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, but not delivered with the prospectus supplement and accompanying prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement or accompanying prospectus incorporates. You should direct written requests to: The ExOne Company, Attn: General Counsel and Corporate Secretary, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642, or you may call us at (724) 863-9663.

PROSPECTUS

The ExOne Company

127 Industry Boulevard

North Huntingdon, Pennsylvania 15642

(724) 863-9663

$125,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $125,000,000, in the aggregate, of an indeterminate number of the securities identified above from time to time in one or more offerings. We may offer these securities separately or as units, which may include combinations of the securities. This prospectus provides you with a general description of the securities. Our debt securities may be guaranteed by one or more of the co-registrants, each of which is a wholly-owned subsidiary of The ExOne Company.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on The NASDAQ Global Market under the symbol “XONE.” On March 14, 2018, the last reported sale price of our common stock on The NASDAQ Global Market was $9.05 per share.

Investing in our securities involves risks. See the “Risk Factors” on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf registration process.” By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $125,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Our debt securities may be guaranteed by one or more of the co-registrants, each of which is a wholly-owned subsidiary of The ExOne Company. Any such guarantees will be described in the applicable prospectus supplement for the debt securities to which such guarantees relate.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement relating to the securities offered.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “ExOne,” “we,” “our,” “us” and the “Company” in this prospectus, we mean The ExOne Company and its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

THE COMPANY

Our Company

ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its installed base of 3D printing machines. ExOne’s machines serve direct and indirect applications. Direct printing produces a component; indirect printing makes a tool to produce a component. ExOne offers pre-production collaboration and print products for customers through its network of ExOne Adoption Centers and Production Service Centers. ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support that is necessary for purchasers of its 3D printing machines to print products. The Company believes that its ability to print in a variety of industrial materials, as well as its industry-leading volumetric output (as measured by build box size and printing speed), uniquely position ExOne to serve the needs of industrial customers.

Corporate Information

Our principal executive offices are located at 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642, and our telephone number is (724) 863-9663. Our corporate website address is www.exone.com. The information contained on, or accessible from, our corporate website is not part of this prospectus, and you should not consider information contained on our website to be a part of this prospectus or in deciding whether to purchase our securities.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in our securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratios of earnings to fixed charges for ExOne and its consolidated subsidiaries for the periods indicated (in thousands):

	Year Ended December 31,
	2017		2016		2015		2014		2013
Ratio of earnings to fixed charges	(A	)	(A	)	(A	)	(A	)	(A	)

(A)	A deficiency of earnings to cover fixed charges of $19,979, $14,531, $26,038, $21,684 and $5,947, exists for the years ended December 31, 2017, 2016, 2015, 2014 and 2013, respectively.

For purposes of calculating the ratio of earnings to fixed charges, earnings represent loss before income taxes and fixed charges. Fixed charges consist of interest expense and the amount representative of interest factor in rents. For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the tables above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to our future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may.”

We caution that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to and do not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in our reports and those identified elsewhere in this prospectus, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance:

•	our ability to generate operating profits;

•	fluctuations in our revenues and operating results;

•	our competitive environment and our competitive position;

•	our ability to enhance our current three-dimensional (“3D”) printing machines and technology and develop new 3D printing machines;

•	our ability to qualify more industrial materials in which we can print; demand for our products;

•	the availability of skilled personnel;

•	the impact of loss of key management;

•	the impact of market conditions and other factors on the carrying value of long-lived assets;

•	our ability to continue as a going concern;

•	the impact of customer specific terms in machine sale agreements on the period in which we recognize revenue;

•	risks related to global operations including effects of foreign currency;

•	the adequacy of sources of liquidity;

•	the scope, sufficiency of funds for required capital expenditures, working capital, and debt service;

•	dependency on certain critical suppliers;

•	nature or impact of alliances and strategic investments;

•	reliance on critical information technology systems; the effect of litigation, contingencies and warranty claims;

•	liabilities under laws and regulations protecting the environment;

•	the impact of governmental laws and regulations;

•	operating hazards, war, terrorism and cancellation or unavailability of insurance coverage;

•	the impact of disruption of our manufacturing facilities, Production Service Centers or ExOne Adoption Centers;

•	the adequacy of our protection of our intellectual property; and

•

expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook.

These and other important factors, including those discussed under “Risk Factors” in this prospectus, may cause our actual results of operations to differ materially from any future results of operations expressed or implied by the forward looking statements contained in this prospectus. Before making a decision to purchase our common stock, you should carefully consider all of the factors identified in this prospectus that could cause actual results to differ from these forward looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities offered hereby for general corporate purposes, which may include working capital, capital expenditures, debt repayment or acquisitions. Our management will retain broad discretion in the allocation of the net proceeds.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act” in this prospectus, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on The NASDAQ Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in “at the market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act and we may sell securities through forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A, rather than pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	200,000,000 shares of common stock, par value $0.01 per share, and

•	50,000,000 shares of preferred stock, par value $0.01 per share.

As of March 15, 2018 we had approximately 16,202,119 shares of common stock outstanding, which were held of record by approximately 37 stockholders. No shares of preferred stock are outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, as and when declared by our Board of Directors. All outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate in the future. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Transfer Agent and Registrar of Common Stock

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

Preferred Stock

We currently have no outstanding shares of preferred stock. Under our certificate of incorporation, our Board of Directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Our Board of Directors can also determine the number of shares of each class or series and the rights, preferences and limitations of each class or series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences, the number of shares constituting each class or series and the terms and conditions of issue. Prior to the issuance of shares of each class or series, our Board of Directors is required by the General Corporation Law of the State of Delaware, or the DGCL, and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption, including sinking fund provisions;

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

All shares of preferred stock offered by this prospectus will, when issued, be fully paid and non-assessable and will not have any preemptive or similar rights. Our Board of Directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or that holders might believe to be in their best interests.

We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

Anti-Takeover Provisions

Several of the provisions in our certificate of incorporation and bylaws are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and could make it more difficult to acquire control of us by means of a tender offer, open market purchases, a proxy contest or otherwise. In addition, Delaware law imposes certain restrictions regulating corporate takeovers. We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board of Directors the power to discourage acquisitions that some stockholders may favor.

No Cumulative Voting. The holders of our common stock are not entitled to cumulate their votes for the election of one or more directors or for any other purpose.

Removal of Directors. No director may be removed except for cause, and directors may be removed for cause only by an affirmative vote of shares representing a majority of the shares then entitled to vote at an election of directors, voting together as a single class. Any vacancy occurring on our Board of Directors and any newly created directorship may be filled only by a majority of the remaining directors in office. This provision may only be amended by the affirmative vote of holders of at least 75% of the voting power of our outstanding shares of voting stock, voting together as a single class.

Special Stockholder Meetings. Our certificate of incorporation and our bylaws provide that special meetings of our stockholders may be called only by the chairman of our Board of Directors or by a majority of the directors. Our certificate of incorporation and our bylaws specifically deny the power of any other person to call a special meeting; provided, however, that special meetings of the stockholders shall be called by our Board of Directors upon written request to the Secretary of the Company by one or more stockholders of the Company holding shares representing in the aggregate not less than 20% of the total number of votes entitled to be cast on the matter or matters to be brought before the proposed special meeting. This provision may only be amended by the affirmative vote of holders of at least 75% of the voting power of our outstanding shares of voting stock, voting together as a single class.

Stockholder Action by Written Consent. Our certificate of incorporation provides that holders of our common stock are not able to act by written consent without a meeting, unless such consent is unanimous. This provision may only be amended by the affirmative vote of holders of at least 75% of the voting power of our outstanding shares of voting stock, voting together as a single class.

Issuance of Undesignated Preferred Stock. Our certificate of incorporation provides our Board of Directors with the authority, without further action by the stockholders, to issue up to 50,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board of Directors.

Stockholder Advance Notice Provisions. Our bylaws impose procedural requirements for stockholders who wish to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders.

Exclusive Forum Bylaw. Our bylaws provide that a state court in the State of Delaware (or, if no state court located in Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General

Corporation Law or the Company’s certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

Delaware Business Combination Statute. We are governed by the provisions of Section 203 of the DGCL, which regulates corporate takeovers. With limited exceptions, Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s outstanding voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

•	the Board of Directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock owned by directors who are also officers of the corporation and stock owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

following the transaction in which that person became an interested stockholder, the business combination is approved by our Board of Directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Our debt securities may be guaranteed by one or more of the co-registrants, each of which is a wholly-owned subsidiary of The ExOne Company. Any such guarantees will be described in the applicable prospectus supplement for the debt securities to which such guarantees relate.

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our subsidiaries that may guarantee the debt securities, including the identity of the subsidiaries that will be the initial guarantors of the series and the terms of subordination, if any, of any such guarantee. The applicable prospectus supplement will also describe provisions for the release of guarantor subsidiaries from their guarantees.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “The ExOne Company,” “ExOne,” “we,” “our” or “us” refer to The ExOne Company, excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in a resolution of our Board of Directors, in an officer’s certificate or by a supplemental indenture (Section 2.2). The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount (Section 2.1). We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal on a particular series of debt securities is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of a particular series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, and premium, if any, and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees (Section 2.2).

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium, if any, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Subsidiary Guarantors

One or more of our subsidiaries may guarantee any series of debt securities offered by this prospectus, as set forth in the applicable prospectus supplement. We expect that the guaranties (if issued) will be full and unconditional to the extent permitted by applicable law, including the German capital maintenance requirements. These subsidiaries are sometimes referred to in this prospectus as possible subsidiary guarantors. The term “subsidiary guarantors” with respect to a series of debt securities refers to our subsidiaries that guaranty such series of debt securities. The applicable prospectus supplement will name the subsidiary guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the subsidiary guarantors (Section 10.1) .

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (DTC or the Depositary) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture (Section 2.4). No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange (Section 2.7).

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities (Article IV).

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than ExOne) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us (Section 5.1).

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or ExOne and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of ExOne; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement (Section 6.1).

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities (Section 6.1). The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof (Section 6.1).

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture (Section 6.2). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power (Section 7.1(e). Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series (Section 6.12).

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days (Section 6.7).

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment (Section 6.8).

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture (Section 4.3). If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs (Section 7.5). The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities (Section 7.5).

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or Events of Default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act (Section 9.1).

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments (Section 9.2). We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a Default or Event of Default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security (Section 9.3).

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture (Section 9.2). The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration (Section 6.13).

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred (Section 8.3).

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same tunes as would have been the case if the deposit and related covenant defeasance had not occurred (Section 8.4).

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments (Section 8.4).

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law) (Section 11.10).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	U.S. federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of ExOne.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file the unit agreement as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.exone.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or deemed to be a part of this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. Unless we otherwise specifically state, we are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including stock performance graphs or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 15, 2018.

•	Current Report on Form 8-K filed with the SEC on February 13, 2018.

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on February 4, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

The ExOne Company

127 Industry Boulevard,

North Huntingdon, Pennsylvania 15642

Attention: General Counsel and Corporate Secretary

Telephone number: (724) 863-9663

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

LEGAL MATTERS

McGuireWoods LLP, Pittsburgh, Pennsylvania will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of ExOne. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2017 and 2016, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, were audited by Schneider Downs & Co., Inc., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2015, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, were audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The ExOne Company

Shares of Common Stock

Prospectus Supplement

Joint Book-Running Managers

Canaccord Genuity	Stifel

Co-Managers

B. Riley Securities	A.G.P.